UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2007

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2007, the Board of Directors of Fannie Mae (formally, the Federal National Mortgage Association) elected John C. Sites, Jr. to join the Board. Mr. Sites will serve on the Board's Risk Policy and Capital Committee and Housing and Community Finance Committee.

Mr. Sites, 55, has served as a consultant to Wexford Capital, LLC, an SEC registered investment advisor that manages a series of affiliated hedge funds and private equity funds, since September 2006. He also has been a General Partner of Rock Creek Partners II, Ltd, a private equity fund of Rock Creek Capital Advisors, an investment and advisory firm, since October 1997. He served as a General Partner of Daystar Special Situations Fund, LP from 1996 to August 2006. He was formerly an Executive Vice President and a member of the Board of Directors of Bear, Stearns & Co. Inc., where he was employed from 1981 through 1995 in various positions.

Mr. Sites will receive compensation in accordance with Fannie Mae's compensation arrangements for non-management directors, including an annual cash retainer and equity awards. In accordance with Fannie Mae’s customary practice, Fannie Mae is entering into an indemnification agreement with Mr. Sites, the form of which was filed as Exhibit 10.7 to Fannie Mae’s Form 10 filed with the Securities and Exchange Commission on March 31, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

October 26, 2007	By:	/s/ Beth A. Wilkinson

Name: Beth A. Wilkinson
Title: Executive Vice President and General Counsel